Exhibit 5(e)

September 6, 2006

TO:	ALLSTATE LIFE INSURANCE COMPANY
NORTHBROOK, IL 60062

FROM:	MICHAEL J. VELOTTA
SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:	FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FILE NO. 333- ______
ALLSTATE® CHOICERATE ANNUITY

With reference to the Registration Statement on Form S-3 filed by Allstate Life

Insurance Company (the "Company"), as Registrant, with the Securities and

Exchange Commission covering the Allstate® ChoiceRate Annuity Contract described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of September 6, 2006:

1.

The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue the Contracts by the Director of Insurance of the State of Illinois.

2.	The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption

"Legal Matters" in the prospectus constituting a part of the Registration

Statement.

Sincerely,

/S/ MICHAEL J. VELOTTA

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Michael J. Velotta

Senior Vice President, Secretary and General Counsel